HARNEYS

Harney Westwood & Riegels
1507 The Center
99 Queen's Road Central
Hong Kong
Tel: +852 3607 5300
Fax: +852 2815 7676
www.harneys.com

12 February 2010

Your Ref

Our Ref 040272.0001/PL

Doc ID 118769_4

BY EMAIL

AutoChina International Limited
322 Zhongshan East Road
Shijiazhuang
Hebei
People's Republic of China

Dear Sirs

AutoChina International Limited

We have acted as special Cayman Islands legal counsel to AutoChina International Limited, an exempted company under the laws of the Cayman Islands (the "Company") in connection with the Registration Statement on Form F-3 (the "Registration Statement", which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) to be filed on or about the date hereof by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the registration for sale by the Company of up to US$300,000,000 of securities (the "Securities") of the Company, including ordinary shares (the "Ordinary Shares") par value US$.001 each (including related preferred share purchase rights), preferred shares (the "Preferred Shares") par value US$.001 each, warrants, subscription rights, debt securities, units (which may consist of any combination of the foregoing securities) and securities of the foregoing types that are convertible or exchangeable into one or more of such securities (the "Convertible Securities").

For the purposes of giving this opinion, we have reviewed:

(i) the Registration Statement;

(ii) the prospectus (the "Prospectus", which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) contained in the Registration Statement;

(iii) the Amended and Restated Memorandum and Articles of Association of the Company (the "Constitutional Documents"), each certified by Wong Bo Shan Margaret, Chartered Secretary (HKICS Membership No. 4023410) on 25 January 2010;

(i) copies of the written resolutions adopted by the board of directors of the Company (the "Board") on 26 January 2010 (the "Resolutions");

(ii) a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 20 January 2010 (the "Certificate Date"); and

(iii) a copy of an undertaking from the Governor-in-Council of the Cayman Islands under the Tax Concessions Law (1999 Revision) dated 30 October 2007,

as to which we express no opinion.

We have not reviewed any other documents.

We have made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set out below. We have not undertaken or been instructed to undertake any due diligence in relation to this opinion.

We have assumed (a) the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, that (b) where a document has been reviewed by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and the Prospectus and the other documents reviewed by us, (d) that the Resolutions were duly passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, and remain in full force and effect and the shareholders of the Company have not restricted or limited the powers of the directors of the Company in any way, (e) that the Company will have sufficient authorised capital to effect the issue of any of the Ordinary Shares or Preferred Shares at the time of issuance, (f) that the form and terms of any and all Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of Preferred Shares and the Convertible Securities), the issuance and sale thereof by the Company, and the Company's incurrence and performance of its obligations thereunder or in respect thereof in accordance with the terms thereof will not violate the Constitutional Documents nor any applicable law, regulation, order or decree in the Cayman Islands, (g) that all necessary corporate action will be taken to authorise and approve any issuance of the Securities (including, without limitation, if Preferred Shares are to be issued, all necessary corporate action to establish one or more series of Preferred Shares and fix the designation, powers, preferences, rights, qualifications, limitations and restrictions thereof), the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement and any applicable supplements thereto, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto, (h) the validity and binding effect under the laws of the United States of America and each State thereof of the Registration Statement and the Prospectus and that the Registration Statement will be duly filed with or declared effective by the Commission, (i) that the issuance and sale of and payment for the Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the Board, the Registration Statement and the Prospectus (and any applicable supplement thereto), (j) that, upon the issue of any Securities, the Company will receive consideration for the full issue price thereof which shall, in the case of Ordinary Shares or Preferred Shares, be equal to at least the par value thereof, (k) at the time any Securities are issued, no liquidator has been appointed over any of the assets of the Company, the Company is able to pay its debts as they became due, and there are no judgments against the Company, nor any legal or governmental proceedings, nor any petitions to wind up the Company pending in the Grand Court of the Cayman Islands to which the Company is subject, (l) that the Constitutional Documents will not be amended in any manner that would affect the opinions expressed herein, and (m) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

This opinion is confined to the matters expressly opined on herein, and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction.

"Non-assessability" is not a legal concept under the Cayman Islands law, but when we describe the Ordinary Shares and Preferred Shares herein as being "non-assessable" we mean, subject to any contrary provision in any agreement between the Company and any one of its members holding any of the Ordinary Shares and Preferred Shares (but only with respect to such member), that no further sums are payable with respect to the issue of such shares and no member shall be bound by an alteration in the Constitutional Documents after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional Ordinary Shares or Preferred Shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, the Company.

This opinion is issued solely for the purposes of disclosure in the Registration Statement. We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder.

On the basis of, and subject to, the foregoing, we are of the opinion that:

1. **Existence.** As at the Certificate Date, the Company is duly incorporated and existing under the laws of the Cayman Islands.

2. **Ordinary Shares and/or Preferred Shares.** Upon the issuance of Ordinary Shares or Preferred Shares (including on conversion, exercise or exchange of other Securities, or issued as part of a unit) and payment of the consideration therefor as contemplated in the Prospectus, such Ordinary Shares or Preferred Shares will be validly issued, fully paid and non-assessable.

3. **Securities.** Upon the issuance of the Securities (other than the Ordinary Shares and Preferred Shares) and payment of the consideration therefor as contemplated in the Prospectus such Securities will be validly issued, and will be valid and binding obligations of the Company in accordance with the terms thereof.

Yours faithfully
HARNEY WESTWOOD & RIEGELS

Harney Westwood & Riegels